Exhibit 10.2

EXHIBIT B
TO
CREDIT AGREEMENT

Form of Note

$[•]	[•], 20[•]

New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to [•] (the “Lender”), at the office of the Administrative Agent as provided for by the Credit Agreement referred to below, for the account of the Lender, the principal sum of $[•] (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rate per annum and on the dates provided in the Credit Agreement.

The date, amount and interest rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Lender.

This Note evidences Loans made by the Lender under the Credit Agreement dated as of _________ __, 2025 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among, the Borrower, each Guarantor party thereto, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of the Loans upon the terms and conditions specified therein.

Except as permitted by Section 10.04(b) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit B - 1

NET-ZERO NORTH HOLDCO, LLC,
as Borrower

By:
Name:
Title:

Exhibit B - 2

Schedule of Loans

This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, subject to the payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Interest Rate	Amount Paid or Prepaid	Notation made by

Exhibit B - 3